UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 24, 2020

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) voted to increase the size of the Board from eight directors to nine directors and elected Alan Levin to fill the vacancy created by the enlargement of the Board, effective February 27, 2020.  Mr. Levin’s initial term will expire at the Company’s annual meeting of stockholders in 2022.  The Company issued a news release reporting this matter on February 25, 2020, and a copy of the news release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company’s Board also appointed Mr. Levin to serve on the Audit Committee and Finance Committee effective upon his election to the Board.

Pursuant to the Company’s Stock Incentive Plan, Mr. Levin will receive an automatic grant of 15,000 stock options upon joining the Board and will be entitled to a grant of 30,000 stock options after each annual stockholders’ meeting.  Mr. Levin will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement for its 2020 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 25, 2020 entitled “BioCryst Appoints Alan G. Levin to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: February 25, 2020	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer